Exhibit 99.6
October 3, 2007 Brand Leverage through Retail Terry Maxwell SVP, Retail

Talking Points How Retail Leverages the Brand Retail Business Objectives Key Strategies: Product, Pricing, Presentation, Packaging Key Tactics: Conversion, AUR, UPTs,

Shared Themes at the Table and in the Store Recap Execute Concept Plan Marketing Retail Restaurant BRAND PROMISE "Cracker Barrel provides a friendly home-away-from-home in our old country store and restaurant. Our guests are cared for like family while relaxing and enjoying real home-style food and shopping that's surprisingly unique, genuinely fun and reminiscent of America's country heritage... all at a fair price."

A Very Strong Brand The Brand Purpose of Retail A Unique Restaurant Brand in Consumers' Minds "Half Restaurant. Half Store. All Country(r)" Not a Major Destination in Itself The Image of Retail An American Old Country Store Feeling of Authenticity, Country, Nostalgia, Family A Seasonal Fun Atmosphere that Flows into the Restaurant Menu MUST Support the Brand Name and Unique Selling Proposition

Why Do People Buy? Impulse No Plan to Purchase but Saw Something They Wanted One-Stop Shopping Plan to Eat and also Purchase Retail Gift and/or Card

Retail at Cracker Barrel Total Retail Sales FY 07 $507 Million Average Store Volume $917,000 Sales Per Square Foot $429 Margin Improvements 250 Basis Pts Since FY 04 Percent To Total FY 07 21.6% Percent To Total FY 04 23.6%

Retail Business Model Financial Objectives Grow Retail Sales Improve Profitability Grow Retail Percent-to-Total Strategies Product Pricing Presentation Packaging

Product Strategy Develop programs and items that are surprisingly unique, genuinely fun and reminiscent of America's country heritage ...all at a fair price.

Product Strategy Holiday Seasonal Everyday/Basics 4th Qtr East 55 25 20 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Holiday (Christmas, Halloween) Seasonal (Garden, Harvest) Everyday "Basics" (Replenishable)

Pricing Strategy "We are fair, genuine, real folks who believe in giving honest value for money." Comprehensive Item Price Review Assortment Mix Changes Right Sizing Buys

Pricing Strategy We will put primary focus on utilizing an "offensive" pricing strategy to drive multiple unit sales and improve primary metrics in our business model: UPT, Conversion, GM Dollars and improve primary metrics in our business model: UPT, Conversion, GM Dollars and improve primary metrics in our business model: UPT, Conversion, GM Dollars Clearance Multiple Unit Sales Full Price Lower MARGIN Higher

Presentation Strategy "Thrill of the Hunt" Visual Merchandising Explore Discover Connect Purchase

Packaging Strategy Develop Packaging that..... Supports and Leverages the Personality of the Brand Adds Value to the Product and Shopping Experience

Retail Business Model Financial Objectives Grow Retail Sales Improve Profitability Grow Retail Percent-to-Total Tactics Increase Number of People Who Buy (Conversion) Improve Price Points (Avg. Unit Retail) Grow Number of Units Each Customer Buys (UPTs)

Guest Conversion Guest Conversion Will Contribute to Same Store Sales Increase In 2008 Target Programs In-Stock Positions Service Sells Presentation Strategies

Average Unit Retail (AUR) Average Unit Retails Will Support Retail Sales Growth Initiatives In 2008 Everyday Basics Comprehensive Item Price Review Assortment Mix Seasonal & Holiday Continued Focus on Right Sizing Buys to Increase Pre-clearance Sell-through % with Improved Margin Utilize the Clearance Corner for Fall FY08 to Facilitate In-season Clearance and Reduce Clearance Signage in Prime Floor Space Locations

Units Per Transaction (UPTs) Units Per Transaction will grow to support same store sales increase for 2008 Point-of-sale Improved BOGO Capabilities Added Functionality to Encourage Multiple Unit Sales Bundled Purchases Reduced Markdowns In-stock Positions Replenishment Systems Enhancements Integrated "Exception Management" Capability

Summary How Retail Leverages the Brand Retail Business Objectives Key Strategies: Product, Pricing, Presentation, Packaging Key Tactics: Conversion, AUR, UPTs,